Exhibit 24



                        POWER OF ATTORNEY WITH RESPECT TO
                  ANNUAL REPORT OF UNITED HERITAGE CORPORATION
                  FORM 10-KSB FOR THE YEAR ENDED MARCH 31, 2003



         Each of the undersigned, a director or officer of United Heritage Corporation, appoints Walter G. Mize his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable United Heritage Corporation to comply with the Securities Exchange Act of 1934, and any requirements of the Securities and Exchange Commission, in connection with the Annual Report of United Heritage Corporation on Form 10-KSB for the year ended March 31, 2003, including, but not limited to, power and authority to sign his or her name (whether on behalf of United Heritage Corporation, or by attesting the seal of United Heritage Corporation, or otherwise) to such instruments and to such Annual Report and any amendments thereto, and to file them with the Securities and Exchange Commission. The undersigned ratifies and confirms all that any of the attorneys and agents shall do or cause to be done by virtue hereof. Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument.

         Each of the undersigned has signed his or her name as of the 26th day of June, 2003.


/s/ Harold Gilliam
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Harold Gilliam

/s/ Joe Martin
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Joe Martin

/s/ C. Dean Boyd
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C. Dean Boyd


/s/ Theresa D. Turner
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Theresa D. Turner


/s/ Larry Coker
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Larry Coker